                                                                   EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of FPA Medical Management, Inc. on Form S-8 ("Registration Statement") of our report dated March 15, 1996, on our audits of the consolidated financial statements of Sterling Healthcare Group, Inc. as of December 31, 1995, and for the year ended December 31, 1995 and for the period from June 1, 1994 to December 31, 1994, which is included in the Annual Report on Form 10-K/A.

COOPERS & LYBRAND L.L.P.

Miami, Florida
July 9, 1997